Exhibit (h)(8)

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

*********************

BY AND AMONG

Each Investment Company and/or Portfolio Series or Fund

of Each Investment Company Identified

on Schedule A Hereto

(Buyer)

AND

DEUTSCHE BANK SECURITIES INC.

(Seller)

AND

THE BANK OF NEW YORK

(Custodian)

THIS CUSTODIAL UNDERTAKING is made and entered into as of the date set forth below by and among Buyer, Seller and Custodian.

RECITALS

WHEREAS, Buyer and Seller have entered into a Master Repurchase Agreement dated as of November 21, 2003 (as it may be amended by the parties thereto, the “Master Repurchase Agreement”), and may from time to time enter into Transactions with respect to Eligible Securities (as hereinafter defined); and

WHEREAS, Custodian has agreed to act as agent for Buyer and Seller in order to effect Transactions on their behalf, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	DEFINITIONS

Whenever used in this Custodial Undertaking, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given them in the Master Repurchase Agreement.

A.	“Authorized Person” shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in Schedule II attached hereto; as such Schedule II may be amended from time to time.

B.	“Book-Entry Securities” shall mean Book-entry Securities as defined in 31 C.F.R. Part 357.2 and any other securities registered in the form of an entry on the records of the Book-Entry System.

C.	“Book-Entry System” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York (“FRBNY”).

D.	“Business Day” shall mean any day on which (i) Custodian, (ii) Seller, and (iii) the Book-Entry System or appropriate Clearing Corporation(s) are open for business.

E.	“Buyer” shall mean each investment company and/or each portfolio series or fund of each investment company identified in Schedule A hereto on behalf of which such entity enters into a Transaction and as identified to Custodian in Oral or Written Instructions hereunder.

F.	“Buyer’s Account” shall mean the custodial account maintained by Custodian on behalf of Buyer for the deposit of Eligible Securities with respect to Transactions and, for such purpose, Buyer’s Account shall be deemed to be a “securities account” within the meaning of the UCC. For purposes of this Custodial Undertaking, Buyer’s Account shall include any account for the deposit of cash in connection therewith.

G.	“Clearing Corporation” shall mean the Depository Trust Company, Government Securities Clearing Corporation and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency.

H.	“Clearing Corporation Securities” shall mean securities which are registered in the name of Custodian or its nominee on the records of a Clearing Corporation.

I.	“Eligible Securities” shall mean those types of Securities which Buyer, Seller and Custodian have agreed shall be eligible for Transactions by inclusion on a Schedule of Eligible Securities substantially in the form of Schedule I hereto, as such Schedule of Eligible Securities may be amended from time to time, and cash.

J.	“Margin Percentage” shall mean the percentage indicated on Schedule I with respect to specific types of Eligible Securities, as Schedule I may be amended from time to time.

K.	“Margin Value” shall mean the amount obtained by dividing the Market Value of Securities by the applicable Margin Percentage.

L.	“Market Value of Securities” shall mean with respect to any Security as of any date, the sum of (i) the market value of such Security based on the most recently available closing bid price (usually from the previous Business Day) for the particular Security as made available to Custodian by pricing information services which Custodian uses generally for pricing such Securities, and (ii) accrued but unpaid Income, if any, on the particular Security (to the extent not included therein). In the case of cash and certificates of deposit, the face amount shall be deemed the Market Value. In the event that Custodian is unable to obtain the price of a particular Security from such pricing information services on any Business Day, the Market Value shall be as determined by Custodian in the reasonable exercise of its discretion based on information furnished to Custodian by one or more brokers (excluding Seller) in such Security or Custodian may price such Security using a formula utilized by Custodian for such purpose in the ordinary course of its business.

M.	“Notice of Default” shall mean a written notice delivered by Buyer to Custodian and Seller, or by Seller to Custodian and Buyer, informing Custodian and the defaulting party of an Event of Default pursuant to Paragraph 11 of the Master Repurchase Agreement and setting forth the specific Event of Default thereunder.

N.	“Oral Instructions” shall mean verbal instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

O.	“Physical Securities” shall mean securities and money market instruments issued in definitive form which are not Book-Entry Securities or Clearing Corporation Securities which Custodian agrees to accept for deposit in Seller’s Account in connection with Transactions.

P.	“Purchased Securities” shall mean Eligible Securities transferred to Buyer’s Account in connection with Transactions.

Q.	“Securities” shall mean Book-Entry Securities, Clearing Corporation Securities, Physical Securities and cash.

R.	“Seller’s Account” shall mean Seller’s clearing account on Custodian’s Government Securities Clearance System (“GSCS”), any other account in which Securities are held by Custodian on behalf of Seller pursuant to the terms of this Custodial Undertaking and any account for the deposit of cash maintained in connection therewith.

S.	“UCC” shall mean the Uniform Commercial Code of the State of New York (as the same may be amended from time to time).

T.	“Written Instructions” shall mean written communications actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by facsimile, telex, or through GSCS or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

All references to time in this Custodial Undertaking shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for Income payable on particular Securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Custodial Undertaking for the transfer, payment or receipt of cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2.	APPOINTMENT OF CUSTODIAN; ACCOUNTS

A.	Buyer and Seller hereby appoint Custodian as custodian of all Securities and cash at any time delivered to Custodian in connection with Transactions subject to this Custodial Undertaking and as their agent to effect Transactions. Custodian hereby accepts appointment as custodian and agent.

B.	Buyer and Seller each authorizes and instructs Custodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to Buyer’s Account and Seller’s Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Custodian or its nominee which include only assets held by Custodian for its customers and shall not include any assets held by Custodian in its individual capacity. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules, regulations, operating procedures and custody arrangements of the Book-Entry System and each Clearing Corporation, respectively.

3.	REPRESENTATIONS AND WARRANTIES

A.	Buyer, Seller and Custodian. Buyer, Seller and Custodian each represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i)	It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Custodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder;

(ii)	This Custodial Undertaking is, and each Transaction (with respect to Buyer and Seller only) will be, legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(iii)	The person executing this Custodial Undertaking on its behalf has been duly and properly authorized to do so.

B.	Further Representations of Custodian. Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

(i)	It is a New York trust company with its principal office at One Wall Street, New York, New York 10286;

(ii)	It will maintain Buyer’s Account as a custody account and shall administer Buyer’s Account in the same manner it administers similar accounts established for the same purpose; and

(iii)	It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds Securities hereunder.

4.	DEPOSIT OF CASH AND ELIGIBLE SECURITIES

A.	Seller’s Instructions. On each Business Day that Seller and Buyer agree to enter into a Transaction subject to this Custodial Undertaking, Seller shall deliver to Custodian, prior to 2:00 p.m., Oral or Written Instructions containing the following information:

(i)	the Purchase Date and Purchase Price;

(ii)	the Repurchase Date and Repurchase Price (or rate); and

(iii)	name of Buyer.

B.

Seller’s Tender of Securities. By the close of business on the Purchase Date, Seller shall transfer, or cause to be transferred, to Seller’s Account sufficient Eligible Securities to complete Transactions on such Purchase Date. In connection therewith, Seller shall either deliver to Custodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each

Eligible Security and, where applicable, the CUSIP number for each such Eligible Security or instruct Custodian to identify Eligible Securities in Seller’s Account to be transferred to Buyer’s Account.

C.	Buyer’s Purchase Price. Prior to 4:00 p.m. on the Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer’s Account sufficient cash such that the total cash balance in Buyer’s Account after such transfer equals or exceeds the Purchase Price contained in Seller’s Oral or Written Instructions.

5.	EFFECTING TRANSACTIONS

A.	Purchase Date. On the Purchase Date for any Transaction subject to this Custodial Undertaking, Custodian shall transfer to Seller’s Account cash from Buyer’s Account in an amount equal to the Purchase Price and transfer from Seller’s Account to Buyer’s Account Eligible Securities in accordance with Seller’s Oral or Written Instructions with respect to such Transaction, subject to the following provisions:

(i)	Determination of Eligible Securities; Negotiability. Custodian shall determine that Securities to be transferred to Buyer’s Account are Eligible Securities and that Physical Securities are in negotiable form. Any Securities which are not Eligible Securities and any Physical Securities which are not in negotiable form shall not be included in the calculations set forth below and shall not be transferred to Buyer’s Account.

(ii)	Determination of Margin Value. Custodian shall determine the Margin Value of Eligible Securities to be transferred to Buyer’s Account.

(iii)	Payment of Purchase Price. Provided the Margin Value of Eligible Securities to be transferred to Buyer’s Account equals or exceeds the Purchase Price with respect to such Transaction, Custodian shall transfer such Eligible Securities from Seller’s Account to Buyer’s Account and shall disburse from Buyer’s Account to Seller’s Account cash in an amount equal to the Purchase Price.

(iv)	Maintenance of Buyer’s Account.

(a)	Physical Securities. Custodian shall take possession of each Eligible Security which is a Physical Security at a secure facility at one of its offices in New York City and, during the term of a particular Transaction, shall identify such Physical Securities on its books and records as belonging to Buyer.

(b)	Book-Entry Securities. Each Eligible Security which is either (i) a Book-Entry Security, or (ii) a part of a fungible bulk of Book-Entry Securities shall be continuously maintained by Custodian in the Book-Entry System. During the term of a particular Transaction, Custodian shall identify such Book-Entry Securities on its books and records as belonging to Buyer.

(c)

Clearing Corporation Securities. Each Eligible Security which is either (i) a Clearing Corporation Security, or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Custodian in an account with the appropriate Clearing Corporation. During the term of a particular Transaction, Custodian shall continuously identify such Clearing Corporation Securities on its books and records as belonging to Buyer.

(v)	Intent of Buyer and Seller. Buyer and Seller agree that it is intended that Custodian act as a “securities intermediary” as such term is defined in the UCC with respect to Transactions hereunder. In addition, the parties intend that all Securities in Buyer’s Account and Seller’s Account (excluding cash) shall be treated as “financial assets,” as such term is defined in the UCC. Buyer and Seller further agree that each Transaction hereunder is intended to be a repurchase agreement as defined in Section 101(47) of the U.S. Bankruptcy Code (“Code”) and that Buyer’s or Seller’s right to liquidate securities delivered to it in connection with any Transaction hereunder or to exercise other remedies as provided hereunder or by the Master Repurchase Agreement is a contractual right as described in Sections 362(b) (7) and 559 of the Code. Notwithstanding that Buyer and Seller intend that each Transaction shall constitute a sale of securities, if for any reason any Transaction effected pursuant to this Custodial Undertaking shall not be deemed to be a sale of Securities, such Securities and any proceeds thereof held in a particular Buyer’s Account shall, for all purposes herein, be deemed to pledged to Buyer as security for the performance of Seller’s obligations hereunder.

B.	Trust Receipts. Custodian is hereby authorized and directed to accept trust receipts as may be set forth in Schedule I hereto (each, a “Trust Receipt”) evidencing either the holding by the issuer of such Trust Receipt (a “Trust Receipt Issuer”) of Eligible Securities subject to Transactions or the crediting by the Trust Receipt Issuer to the account of Custodian of Eligible Securities subject to Transactions. Any Trust Receipt may be accompanied by an electronic file sent by Seller to Custodian containing information concerning the Eligible Securities represented by such Trust Receipts, including CUSIP number, par amount, maturity date and interest rates, upon which Custodian shall be entitled to rely without inquiry in performing its duties hereunder. Buyer may by Written Instructions direct Custodian not to accept Trust Receipts from particular Trust Receipt Issuers. Custodian shall hold Trust Receipts at a secure facility at one of its offices in New York City and, during the term of a particular Transaction, shall identify the Eligible Securities represented by Trust Receipts on its books and records as belonging to Buyer.

C.

Custodian’s Inability to Complete a Transaction. If Custodian is unable to complete a Transaction because Seller has failed to provide complete Oral or Written Instructions as required by Paragraphs 4A and 4B or either Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer’s Account or Seller’s Account, respectively, Custodian shall promptly notify Seller and Buyer and await the receipt of such Oral or Written Instructions, cash or Eligible Securities. If Custodian has not received Oral or Written Instructions from Seller by 4:30 p.m., sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities by the close of GSCS or the appropriate Clearing Corporation, Buyer and Seller irrevocably agree and instruct Custodian to effect the Transaction as follows: (i) if the cash balance in Buyer’s Account shall be less than the Purchase Price set forth in Seller’s Instructions, the cash balance in Buyer’s Account shall be deemed to be the Purchase Price, the remaining terms of the

Transaction shall be determined in accordance with Paragraph 5A, and Seller shall provide Custodian with further Oral or Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash in Buyer’s Account equal to the Purchase Price exceeds the Margin Value of Eligible Securities in Seller’s Account, Custodian shall credit to Seller’s Account cash in an amount equal to the Margin Value of the Eligible Securities, and the difference between the amount credited to Seller’s Account and the Purchase Price shall be held by Custodian in Buyer’s Account and shall be designated cash held in substitution for Purchased Securities in Buyer’s Account in accordance with Paragraph 6B. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

D.	Simultaneous Transaction. Buyer and Seller agree that in effecting Transactions transfers between Buyer’s Account and Seller’s Account are intended to be, and shall be deemed to be, simultaneous.

E.	Ownership of Securities. (i) Upon the transfer of cash to Seller’s Account and the transfer of Eligible Securities to Buyer’s Account, it is agreed by Seller and Buyer that, subject to Seller’s right of substitution pursuant to Paragraph 6B and notwithstanding the credit of Income to Seller’s Account pursuant to Paragraph 5G, the Purchased Securities shall be for all purposes the property of Buyer. Buyer agrees, however, that, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement, it will resell to Seller on the Repurchase Date the Purchased Securities at the Repurchase Price.

(ii)	Buyer, Seller and Custodian agree that all Purchased Securities and cash held in Buyer’s Account from time to time will be held by Custodian as agent of Buyer, that Custodian will take such actions with respect to Buyer’s Account and any Purchased Securities and cash therein as Buyer shall direct, and that in no event shall any consent of Seller be required for the taking of any such action by Custodian. Buyer hereby covenants that Buyer will not instruct Custodian to deliver any Securities to any person other than Seller until an Event of Default has occurred as to which Seller is the defaulting party. The foregoing covenant is for Seller’s benefit only and shall not constitute a limitation on Buyer’s right at any time to instruct Custodian and Custodian’ s obligation to act upon such instructions. Custodian shall not be liable for any Losses (as defined in paragraph 9A) incurred or sustained by Buyer, Seller or any third party as a result of Custodian transferring any Purchased Securities or cash in Buyer’s Account pursuant to Buyer’s instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Seller or Buyer under this Custodial Undertaking with respect to any Purchased Securities or cash transferred from Buyer’s Account.

(iii)	Any instruction to Custodian to transfer Purchased Securities or cash from Buyer’s Account during the term of a Transaction shall be set forth in a written notice in substantially the form attached hereto as Appendix I. Buyer shall deliver such notice to a Vice President or above in Custodian’s Broker Dealer Services Division and shall send Seller a copy of same. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Custodian shall have no liability for its inability to comply with Buyer’s instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Custodian from transferring Purchased Securities from Buyer’s Account. Buyer shall pay to Custodian all applicable fees, costs and charges associated with such transfer from Buyer’s Account.

F.	No Lien or Pledge by Custodian. Custodian agrees that Purchased Securities shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any Purchased Securities.

G.	Payment of Income. Until such time that Custodian shall receive a Notice of Default from Buyer pursuant to Paragraph 8, Custodian shall credit to Seller’s Account Income received by Custodian. After receipt of such Notice of Default from Buyer, Custodian shall credit to Buyer’s Account Income received by Custodian.

H.	Confirmations. Custodian shall provide Buyer and Seller with confirmation statements reflecting Purchased Securities and cash positions in Buyer’s Account on each Business Day or as otherwise may be requested by Buyer. Buyer and Seller shall promptly review all such confirmation statements and shall promptly advise Custodian of any error, omission or inaccuracy in such statements. Custodian shall undertake to correct any errors, failures or omissions that are reported to Custodian by Buyer or Seller. Any such corrections shall be reflected on subsequent confirmation statements.

I.	Deliveries by Custodian. All transfers of Securities or cash by Custodian to Buyer from Buyer’s Account shall be made to Buyer by delivery to the account(s) designated in Schedule III, as may be amended from time to time by delivery to and receipt by Custodian of a new Schedule III.

6.	VALUATION AND SUBSTITUTIONS OF SECURITIES

A.	Valuation of Securities. At the opening of each Business Day during which a Transaction subject to this Custodial Undertaking shall remain outstanding, Custodian shall determine the Margin Value of all Purchased Securities.

(i)	Margin Deficit. In the event the Repurchase Price of outstanding Transactions is greater than the aggregate Margin Value of all Purchased Securities, Custodian shall so notify Seller prior to 2:00 p.m. On the date of any such notice, Seller shall promptly transfer to Buyer’s Account additional Eligible Securities (“Additional Eligible Securities”) such that, after transfer thereof to Buyer’s Account, the aggregate Margin Value of all Purchased Securities (including Additional Eligible Securities) equals or exceeds the Repurchase Price of outstanding Transactions. If Seller fails to transfer an appropriate amount of Additional Eligible Securities on the date of any such notice, Custodian shall notify Buyer and Seller and await further instructions from Buyer. All Additional Eligible Securities transferred to Buyer’s Account shall be deemed to be Purchased Securities.

(ii)

Margin Excess. In the event the then aggregate Margin Value of Purchased Securities shall exceed the Repurchase Price of outstanding Transactions (such excess amount, the “Margin Excess”), Custodian shall so notify Seller and, upon Oral or Written Instructions from Seller, Custodian shall transfer Purchased Securities from Buyer’s

Account to Seller’s Account having a Market Value equal to the Margin Excess. Buyer hereby irrevocably authorizes Custodian to accept the Oral or Written Instructions of Seller identifying the specific Purchased Securities to be released from Buyer’s Account pursuant hereto. Upon transfer from Buyer’s Account, released Securities shall cease to be Purchased Securities for all purposes hereunder.

B.	Substitutions of Purchased Securities. Buyer hereby authorizes Custodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities to Seller against transfer to Buyer’s Account of substitute Eligible Securities (“Substitute Eligible Securities”) determined by Custodian to have an aggregate Margin Value equal to or greater than the aggregate Margin Value of Purchased Securities released hereunder. All Substitute Eligible Securities transferred to Buyer’s Account shall be deemed to be Purchased Securities.

7.	REPURCHASE DATE

On the Repurchase Date for any Transaction, subject to Paragraph 8 hereof and Paragraph 11 of the Master Repurchase Agreement Buyer hereby irrevocably instructs Custodian to tender to Seller the Purchased Securities with respect to such Transaction and to transfer such Purchased Securities from Buyer’s Account to Seller’s Account. Seller hereby irrevocably instructs Custodian at the time Purchased Securities are transferred to Seller’s Account to make payment to Buyer of the Repurchase Price by debiting cash from Seller’s Account and crediting cash to Buyer’s Account. If on the Repurchase Date Seller’s Account does not contain sufficient cash available to repurchase all Purchased Securities with respect to any Transactions, Custodian shall notify Seller and Buyer and Seller shall give Custodian Oral or Written Instructions identifying which Purchased Securities, if any, are to be repurchased and the Repurchase Price.

8.	DEFAULT

In the event that Buyer or Seller delivers a Notice of Default to Custodian, Custodian shall notify the defaulting party of its receipt of such Notice of Default and act in accordance with the instructions of the non-defaulting party with respect to such non-defaulting party’s rights pursuant to Paragraph 11 of the Master Repurchase Agreement. Custodian may fully rely without further inquiry on the statements set forth in such Notice of Default. In addition, Buyer and Seller acknowledge and agree that the provisions of Paragraph 12 of the Master Repurchase Agreement shall be fully effective with respect to all Transactions entered into between them, irrespective of whether such Transactions are entered into in connection with this Custodial Undertaking, directly between Buyer and Seller or otherwise.

9.	CONCERNING CUSTODIAN

A.

Limitation of Liability; Indemnification. (i) Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including counsel fees (collectively, “Losses”), resulting from its action or inaction in connection with this Custodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, any Clearing Corporation or Trust Receipt Issuer, or their successors or nominees, except for those Losses arising out of (a) Custodian’s negligence, bad faith or willful misconduct, or (b) the breach by Custodian of any provisions of this Custodial Undertaking. In no event shall Custodian be liable to Buyer, Seller or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Custodial Undertaking. Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion.

(ii)	Seller agrees to indemnify Custodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Custodian as a result of Custodian’s action or inaction in connection with this Custodial Undertaking, except those Losses arising out of Custodian’s negligence, bad faith or willful misconduct.

(iii)	Buyer agrees to indemnify Custodian and to hold it harmless against any and all Losses which are sustained by Custodian by reason of or as a result of (a) the occurrence or continuance of an Event of Default by Buyer, (b) any negligence, bad faith or willful misconduct by Buyer in any way relating to, or arising from, this Custodial Undertaking or Transactions hereunder and (c) any action taken or omitted by Custodian pursuant to Buyer’s Oral or Written Instructions. Notwithstanding the foregoing, Buyer shall not indemnify Custodian for those Losses arising out of the events described above which result from Custodian’s negligence, bad faith or willful misconduct.

(iv)	If Seller is required to pay any amounts to Custodian pursuant to Paragraph 9A (ii) above for which Buyer is liable under Paragraph 9A (iii), then Buyer shall, upon demand by Seller, promptly reimburse Seller for all such amounts. If Buyer is required to pay any amounts to Custodian pursuant to part (c) of Paragraph 9A (iii) above, Buyer shall retain the right to demonstrate that any Losses incurred by Custodian as a result of Buyer’s Oral or Written Instructions were attributable to Instructions from Buyer that Buyer was entitled to give as a result of a material breach of the Agreement by Seller and to claim contribution from Seller in respect thereof. This indemnity shall be a continuing obligation of Buyer and Seller notwithstanding the termination of any Transactions or of this Custodial Undertaking.

B.	No Guaranty by Custodian. It is expressly agreed and acknowledged by Buyer and Seller that Custodian is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Custodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

C.	No Duty of Inquiry. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(i)	The validity of the issue of any Securities purchased or sold by or for Buyer or Seller, the legality of the purchase or sale or the validity or enforceability of any Trust Receipt received by Custodian hereunder;

(ii)	The due authority of any Authorized Person to act on behalf of Buyer or Seller with respect to cash or Securities held in Buyer’s Account or Seller’s Account; or

(iii)	The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Security hereunder.

D.	Securities in Default. Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

E.	Custodian Fee. Custodian shall be entitled to receive and Seller agrees to pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Seller and Custodian’s out-of-pocket expenses.

F.	Reliance on Oral/Written Instructions. Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Buyer and Seller agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Buyer and Seller agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

G.	Reliance on Pricing Services. Custodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of Securities) in order to perform its valuation responsibilities hereunder, and Seller and Buyer agree to hold Custodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer, unless such Losses were incurred as a result of the negligence, bad faith and/or willful misconduct of Custodian.

H.	Force Majeure. To the extent not caused by Custodian’s negligence or willful misconduct, Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Custodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions; provided however, that Custodian shall use its best efforts to resume performance as soon as possible.

I.	No Additional Duties. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Custodial Undertaking, and no covenant or obligation shall be implied in this Custodial Undertaking against Custodian.

J.	No Duty Regarding Derivatives. If Buyer and Seller have selected Eligible Securities which derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations, or one or more currencies, commodities, indices or other factors (hereinafter referred to as “Derivative Securities”), the parties understand that Custodian shall have no obligation to monitor whether any such Eligible Securities are also Derivative Securities. Accordingly, the parties agree that anything in this Custodial Undertaking to the contrary notwithstanding, it shall be Buyer’s and Seller’s responsibility to ensure that Eligible Securities do not include Derivative Securities unless they have otherwise agreed. Custodian shall have no liability whatsoever for any loss, damage or expense arising out of the ineligibility of Derivative Securities which are the subject of Transactions pursuant to this Custodial Undertaking.

10.	TERMINATION

Any of the parties hereto may terminate this Custodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving of such notice. Upon termination hereof, Seller shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination, and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Buyer and Seller do not provide Written Instructions designating a successor custodian prior to the termination date, Custodian shall, at Buyer’s expense, continue to hold Purchased Securities and cash in Buyer’s Account until the Repurchase Date with respect to each outstanding Transaction, or until it has received a Notice of Default in connection therewith, and Written Instructions with respect to delivery of such Purchased Securities. If Custodian has not received delivery instructions with respect to Purchased Securities and/or cash in Buyer’s Account, Custodian may, in its sole discretion, hold Book-Entry Securities and Clearing Corporation Securities in escrow for the benefit of and at the expense of Buyer and deliver Physical Securities and cash to Buyer at the address provided below.

11.	MISCELLANEOUS

A.	Authorized Persons. Buyer and Seller each agrees to furnish to Custodian a new Schedule II in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule II is received, Custodian shall be fully protected in acting under the provisions of this Custodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule II.

B.	Access to Books and Records. Upon reasonable request, Buyer and Seller shall have access to Custodian’s books and records maintained in connection with this Custodial Undertaking during Custodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Buyer or Seller at its expense.

C.	Invalidity of any Provision. In case any provision in or obligation under this Custodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

D.	Parties, Entire Agreement, Amendments.

(i)	The Custodial Undertaking. Buyer, Seller, and Custodian agree that this Custodial Undertaking constitutes the entire agreement among the parties hereto with respect to Transactions subject to this Custodial Undertaking and may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

(ii)	The Custodial Undertaking and the Master Repurchase Agreement. Buyer and Seller acknowledge and agree that the Master Repurchase Agreement in conjunction with this Custodial Undertaking represents the entire agreement between Buyer and Seller with respect to Transactions. Buyer and Seller acknowledge and agree that Custodian is not party to the Master Repurchase Agreement.

E.	Binding Agreement. This Custodial Undertaking shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Custodial Undertaking shall not be assignable by any party without the written consent of the other parties.

F.	Applicable Law/Jurisdiction. This Custodial Undertaking shall be construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereto hereby waives trial by jury in any proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Custodial Undertaking.

G.	Waiver of Immunity. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Custodial Undertaking.

H.	Headings and References. The headings and captions in this Custodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

I.	Counterparts. This Custodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

J.	Inconsistency with Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of the Master Repurchase Agreement and this Custodial Undertaking with respect to the rights, duties or obligations of Custodian and Transactions subject to this Custodial Undertaking, the terms and conditions of this Custodial Undertaking shall govern.

K.	Notices. Any notice authorized or required by this Custodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telex or facsimile to the individuals at the addresses specified in Schedule IV or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

L.	Confidentiality. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Custodial Undertaking (including fee arrangements) and any amendment, supplement or Schedule hereto. In the event that any party hereto breaches any provision of this section, any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Custodian may disclose Buyer’s or Seller’s name, address, securities position and other information to such persons and to such extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Custodian or any Clearing Corporation or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

M.	Principals Separate and Distinct. The parties hereto acknowledge that the assets and liabilities of each entity listed on Schedule A are separate and distinct. The parties hereto also agree that the obligations of each entity listed on Schedule A shall be several and not joint and the parties hereto agree not to proceed against any entity listed on Schedule A for the obligations of another entity listed on Schedule A. Notwithstanding any provision of this Custodial Undertaking to the contrary, each Transaction hereunder shall be deemed to be a separate Transaction with the Seller and the Buyer or Buyers identified in the Oral or Written Instructions delivered by the Seller pursuant to Section 4A (iii) hereof, and if there is more than one Buyer so identified, the obligations of each such Buyer hereunder shall be several and not joint.

N.	Limitation of Buyer’s Liability. Each Fund is entering into this Custodial Undertaking on behalf of its separate portfolios, each of which shall be deemed a Buyer, with respect of any particular Transaction hereunder, provided that, the name of the Buyer is identified in the Oral or Written Instructions received by Custodian in connection with that Transaction. Accordingly, Seller and Custodian agree that they shall look only to the assets of the individual portfolio which acted as Buyer and whose assets were invested in connection with a particular Transaction for enforcement of any claims arising in connection with such Transaction.

O.

Limitation of Shareholder Liability. For any Transaction involving a Fund organized as a common law or business trust (or a series thereof) where the trustees, officers, employees or interest holders of such common law or business trust (or series thereof) could potentially be held personally liable for its obligations, Seller and Custodian acknowledge and agree that, to the extent such trustees or interest holders could potentially be regarded as entering into the Custodial Undertaking, they do so only as trustees or interest holders, as the case may be, and not individually and that the obligations of the Custodial Undertaking are not binding upon any such trustee, officer, employee or interest holder individually, but are binding only upon the assets and property of said Fund. Seller hereby agrees that such trustees, officers, employees or interest holders shall not be personally liable under the Custodial Undertaking and that Seller and Custodian shall look solely to the property of the Fund for the performance of the Custodial Undertaking.

IN WITNESS WHEREOF, the parties hereto have caused this Custodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of November 21, 2003.

DEUTSCHE BANK SECURITIES INC.		Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto

/s/ Michael Jerdan		/s/ Robert S. Naka
By:	Michael Jerden	By:	Robert S. Naka
Title:	Managing Director	Title:	Senior Vice President

/s/ Susan Isquith
By:	Susan Isquith
Title:	Director

THE BANK OF NEW YORK

/s/ Henry J. Cugini
By:	Henry J. Cugini
Title:	Vice President

SCHEDULE A

AELTUS FUNDS

ING GET FUNDS

ING GET Fund – Series D

ING GET Fund – Series E

ING GET Fund – Series G

ING GET Fund – Series H

ING GET Fund – Series I

ING GET Fund – Series J

ING GET Fund – Series K

ING GET Fund – Series L

ING GET Fund – Series M

ING GET Fund – Series N

ING GET Fund – Series P

ING GET Fund – Series Q

ING GET Fund – Series R

ING GET Fund – Series S

ING GET Fund – Series T

ING GET Fund – Series U

ING GET Fund – Series V

ING SERIES FUND, INC.

ING Strategic Allocation Growth Fund

ING Strategic Allocation Balanced Fund

ING Strategic Allocation Income Fund

ING Balanced Fund

ING Bond Fund

ING Government Fund

ING Index Plus Protection Fund

ING Aeltus Money Market Fund

ING Classic Principal Protection Fund I

ING Classic Principal Protection Fund II

ING Classic Principal Protection Fund III

ING Classic Principal Protection Fund IV

Brokerage Cash Reserves

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Small Company Fund

ING Value Opportunity Fund

ING International Growth Fund

ING VP BALANCED PORTFOLIO, INC.

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Balanced Portfolio

ING VP Strategic Allocation Income Portfolio

ING VP BOND PORTFOLIO

ING VP MONEY MARKET FUND

ING VP Money Market Portfolio

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

SCHEDULE I

SCHEDULE OF ELIGIBLE SECURITIES

Custodial Undertaking in Connection with Master Repurchase Agreement dated as of November 21, 2003, among Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Buyer”), Deutsche Bank Securities (“Seller”) and The Bank of New York.

	Yes/No	Margin		Yes/No	Margin		Yes/No	Margin
U.S. TREASURIES			GNMA			PRIVATE LABELS MBS & CMOS
BILLS	YES	102%	TRUST RECEIPTS	NO		MBS PASS THROUGHS – Aaa only	NO
BONDS	YES	102%	GNMA I/II-SINGLE FAMILY	NO		CMO TYPES:
NOTES	YES	102%	GNMA I/II-OTHERS-FIXED RATE	NO		RESIDUALS	NO
STRIPS	YES	103%	GNMA I/II OTHERS-ADJUST. RATE	NO		INVERSE IO FLOATERS	NO
SYNTHETIC TREASURIES	NO					IOettes	NO
(e.g. CATS, COUGRS, TIGRS)			AGENCY MORTGAGE BACKS			INTEREST ONLY (IO)	NO
			TRUST RECEIPTS	NO		PRINCIPAL ONLY (PO)	NO
AGENCY DEBENTURES			PASS THROUGHS-FIXED RATE	NO		INVERSE FLOATERS	NO
FAMC (Fed Agriculture Mtge Corp)	NO		PASS THROUGHS-ADJUST. RATE	NO		COMPANION FLOATERS	NO
FCFAC (Farm Credit Finan. Asst.)	YES	102%	MBS STRIPS (IO,PO,RECOMB)	NO		SEQUENTIAL FLOATERS	NO
FFCB (Farm Credit System Banks)	YES	102%				PAC & OTHER SEQUENTIAL FLOATERS	NO
FmHA (Farmers Home Admin.)	NO		AGENCY REMICS/CMOS			Z BONDS	NO
FHLB (Federal Home Loan Banks)	YES	102%	REMIC TYPES:			COMPANION BONDS	NO
FHLMC (Federal Home Loan Mtge)	YES	102%	RESIDUALS	NO		SEQUENTIAL BONDS	NO
FICO (Financing Corporation)	NO		INVERSE IO FLOATERS	NO		TAC BONDS	NO
FLBB (Federal Land Bank Bonds)	YES	102%	IOettes	NO		PAC & OTHER SCHEDULED BONDS	NO
FNMA (Federal Nat’l Mtge Corp)	YES	102%	INTEREST ONLY (IO)	NO
REFCO (Resolution Funding Corp)	YES	102%	PRINCIPAL ONLY (PO)	NO		ASSET BACKED SECURITIES
SLMA (Student Loan Mtge Corp)	YES	102%	INVERSE FLOATERS	NO		CREDIT CARD & OTHER ASSET BACKS	NO
TVA (Tennessee Valley Authority)	NO		COMPANION FLOATERS	NO
USPS (U.S. States Postal Service)	NO		SEQUENTIAL FLOATERS	NO		CORPORATES
AGENCY STRUCTURED NOTES	NO		PAC & OTHER SEQUENTIAL FLOATERS	NO		INVESTMENT GRADE (>BBB-)	NO
			Z BONDS	NO		NON-INVESTMENT GRADE (<BB+)	NO
INTERNATIONAL AGENCIES			COMPANION BONDS	NO		MEDIUM-TERM NOTE ( > BBB-)	NO
ADBB (Asian Development Bank)	NO		SEQUENTIAL BONDS	NO		MEDIUM-TERM NOTE ( < BB+)	NO
AFDB (African Development Bank)	NO		TAC BONDS	NO
IADB (Inter-American Dev. Bank)	NO		PAC & OTHER SCHEDULED BONDS	NO		MONEY MARKETS
IFCO (International Finance Corp)	NO					COMMERCIAL PAPER ( >A1/P1)	NO
WLDB (World Bank)	NO		EQUITIES			COMMERCIAL PAPER ( <A2/P2)	NO
			COMMON	NO		BANKERS ACCEPTANCE	NO
CASH	YES	100%	PREFERRED	NO		CD (DOMESTIC & EURO)	NO
						BANK NOTES	NO

BUYER ACKNOWLEDGES AND AGREES THAT IF A CLASS OF SECURITY CONTAINS NEW ISSUES OF SECURITIES, SUCH NEW ISSUES OF SECURITIES SHALL BE DEEMED TO BE ELIGIBLE SECURITIES.

Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto		Deutsche Bank Securities Inc.			ACCEPTED:
THE BANK OF NEW YORK

By:	/s/ Robert Naka	By:	/s/ Michael Jerdan	/s/ Susan Isquith	By:	/s/ Henry J. Cugini
Title:	Senior Vice President	Title:	Managing Director	Director	Title:	Vice President
Date:		Date:			Date:	Dec. 1 2003

SCHEDULE II

Authorized Persons

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of November 21, 2003.

BUYER

Name	Signature

Todd Bates

Amy Glover

Lloyd B. Flood

Brian Geller

Aprille E. Johnson

James B. Kauffmann

Lorena Martinez

Jeff Stemmermann

Jennifer J. Thompson

Kathryn Wojciechowski

SELLER
Name	Signature

see attached

SCHEDULE II

Authorized Persons

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of November 21, 2003.

BUYER

Name	Signature
Todd Bates	/s/ Todd Bates

Amy Glover	/s/ Amy Glover

Lloyd B. Flood	/s/ Lloyd B. Flood

Brian Geller	/s/ Brian Geller

Aprille E. Johnson	/s/ Aprille E. Johnson

James B. Kauffmann	/s/ James B. Kauffmann

Lorena Martinez	/s/ Lorena Martinez

Jeff Stemmermann	/s/ Jeff Stemmermann

Jennifer J. Thompson	/s/ Jennifer J. Thompson

Kathryn Wojciechowski	/s/ Kathryn Wojciechowski

SELLER
Name	Signature

SCHEDULE III

ACCOUNT INFORMATON FOR AELTUS FUNDS

Account Information for Delivery of Buyer’s Securities and Cash

ABA#: 021000018

GLA/111-567 (only for Tri Party Repo’s)

Bank/Custodian: The Bank of New York

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
Brokerage Cash Reserve	464062	901468-1989	033-001-025
ING Aeltus Money Market Fund	464064	901468-1997	033-001-025
ING Balanced Fund	464764	901468-1245	033-001-025
ING Bond Fund	464068	901468-1261	033-001-025
ING Classic Principal Protection Fund I	464707	901468-2527	033-001-025
ING Classic Principal Protection Fund II	464708	901468-2535	033-001-025
ING Classic Principal Protection Fund III	464709	901468-2896	033-001-025
ING Classic Principal Protection Fund IV	464710	901468-2381	033-001-025
ING GET Fund Series D	464612	901468-1326	033-001-025
ING GET Fund Series E	464614	901468-1652	033-001-025
ING GET Fund Series G	464616	901468-1601	033-001-025
ING GET Fund Series H	464618	901468-1318	033-001-025
ING GET Fund Series I	464620	901468-1628	033-001-025
ING GET Fund Series J	464622	901468-1636	033-001-025
ING GET Fund Series K	464624	901468-1776	033-001-025
ING GET Fund Series L	464626	901468-1784	033-001-025
ING GET Fund Series M	464628	901468-1792	033-001-025
ING GET Fund Series N	464630	901468-1806	033-001-025
ING GET Fund Series P	464632	901468-2071	033-001-025
ING GET Fund Series Q	464634	901468-2098	033-001-025
ING GET Fund Series R	464636	901468-2101	033-001-025
ING GET Fund Series S	464638	901468-2128	033-001-025
ING GET Fund Series T	464640	901468-2136	033-001-025
ING GET Fund Series U	464642	901468-2144	033-001-025
ING GET Fund Series V	464644	901468-2152	033-001-025
ING Government Fund	464076	901468-1660	033-001-025
ING Growth & Income Fund	464723	901468-1164	033-001-025
ING Growth Fund	464762	901468-1172	033-001-025
ING Index Plus LargeCap Fund	464726	901468-1369	033-001-025
ING Index Plus MidCap Fund	464727	901468-1202	033-001-025
ING Index Plus Protection Fund	464712	901468-1814	033-001-025
ING Index Plus SmallCap Fund	464725	901468-1210	033-001-025
ING International Growth Fund	464204	901468-1946	033-001-025
ING Small Company Fund	464729	901468-1148	033-001-025
ING Strategic Allocation Balanced Fund	464719	901468-1970	033-001-025
ING Strategic Allocation Growth Fund	464720	901468-1954	033-001-025
ING Strategic Allocation Income Fund	464722	901468-1962	033-001-025
ING Value Opportunity Fund	464730	901468-1199	033-001-025
ING VP Balanced Portfolio, Inc.	464428	901468-2055	033-001-025

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
ING VP Bond Portfolio	464400	901468-1113	033-001-025
ING VP Growth and Income Portfolio	464402	901468-1105	033-001-025
ING VP Growth Portfolio	464404	901468-1059	033-001-025
ING VP Index Plus LargeCap Portfolio	464406	901468-1377	033-001-025
ING VP Index Plus MidCap Portfolio	464408	901468-1067	033-001-025
ING VP Index Plus SmallCap Portfolio	464410	901468-1075	033-001-025
ING VP International Equity Portfolio	464460	901468-2004	033-001-025
ING VP Money Market Portfolio	464412	901468-2063	033-001-025
ING VP Small Company Portfolio	464414	901468-2012	033-001-025
ING VP Strategic Allocation Balanced Portfolio	464416	901468-2039	033-001-025
ING VP Strategic Allocation Growth Portfolio	464418	901468-2020	033-001-025
ING VP Strategic Allocation Income Portfolio	464420	901468-2047	033-001-025
ING VP Value Opportunity Portfolio	464424	901468-1083	033-001-025

SCHEDULE IV

ADDRESS FOR NOTICES

TO SELLER:

Deutsche Bank Securities Inc.

31 West 52nd Street

New York, New York 10019

Attn: Repo Desk, 3rd Floor

TO BUYER:

ING Investments LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258-2034

Attn: Maria Anderson

Tel: (480) 477-2169

Additional copies to :

Aeltus Investment Management, Inc.

10 State House Square

Hartford, CT 06103-3602

Attn: Mary Balch

Tel: (860) 275-2309

Fax: (860) 616-4572

ING Investment Management LLC

5780 Powers Ferry Road, N.W.

Suite 400

Atlanta, GA 30327-4349

Tel: 770-690-4600

Fax: 770-690-4880

Attention: Jenny Thompson w/copy to Corporate Counsel

at same address, telephone number, and fax number

TO CUSTODIAN:

The Bank of New York

One Wall Street, 4th Floor

New York, New York 10286

Government Securities Clearance Division

Attn: Tri-Party Services

Phone: (212) 635-4857

Fax: (212) 635-1190

APPENDIX I

To:	The Bank of New York

Broker Dealer Services

One Wall Street, 4th Floor

New York, New York 10286

Attention: Vice President

This notice is given pursuant to Paragraph 5E of the Custodial Undertaking in Connection With Master Repurchase Agreement by and among Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Buyer”), DEUTSCHE BANK SECURITIES INC. (“Seller”) and THE BANK OF NEW YORK (“Custodian”) dated as of November 21, 2003 (the “Custodial Undertaking”). Buyer hereby instructs Custodian to transfer the Purchased Securities and cash in Buyer’s Account (as defined in the Custodial Undertaking) to:

ABA:

Bank or Depository:

City:

Account Name:

Account Number:

Date:

[Buyer]:

By:
Title: